Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

212-373-3000

212-757-3990

November 13, 2012

Verso Paper Holdings LLC

Verso Paper Inc.

6775 Lenox Center Court, Suite 400

Memphis, TN 38115-4436

Registration Statement on Form S-4

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Verso Paper Holdings LLC, a Delaware limited liability company (the “Issuer”), Verso Paper Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), Verso Quinnesec REP Holding Inc., a Delaware corporation (the “Delaware Corporate Guarantor”), the persons listed on Schedule I hereto (each, a “Delaware LLC Guarantor”) and nexTier Solutions Corporation, a

IRS Circular 230 disclosure: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this document is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter that is contained in this document.

California corporation (the “California Guarantor” and, together with the Delaware Corporate Guarantor and the Delaware LLC Guarantors, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of $345,000,000 aggregate principal amount of the Issuers’ 11.75% Senior Secured Notes due 2019 (the “Senior Secured Exchange Notes”) and $271,573,000 aggregate principal amount of the Issuers’ 11.75% Secured Notes due 2019 (the “Secured Exchange Notes” and together with the Senior Secured Exchange Notes, the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees” and, collectively with the Exchange Notes, the “Securities”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Issuers’ outstanding $345,000,000 aggregate principal amount of 11.75% Senior Secured Notes due 2019 (the “Senior Secured Initial Notes”) and $271,573,000 aggregate principal amount of 11.75% Secured Notes due 2019 (the “Secured Initial Notes,” and together with the Senior Secured Initial Notes, the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Issuers and the Guarantors in accordance with the terms of the Indenture, dated as of March 21, 2012, as supplemented by the First Supplemental Indenture dated as of March 29, 2012 (the “Senior Secured Notes Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee for the 11.75% Senior Secured Notes due 2019 and the Indenture, dated as of May 11, 2012 (the “Secured Notes Indenture,” and together with the Senior Secured Notes Indenture, the “Indentures”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee for the 11.75% Secured Notes due 2019, as applicable.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Senior Secured Notes Indenture, including the form of the Exchange Notes attached thereto, included as Exhibit 4.1 to the Registration Statement;

3. the Secured Notes Indenture, including the form of the Exchange Notes attached thereto, included as Exhibit 4.2 to the Registration Statement;

4. the Registration Rights Agreement, dated as of March 21, 2012, between Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Goldman, Sachs & Co., as representatives of the several initial purchasers, in respect of the Senior Secured Initial Notes and included as Exhibit 4.3 to the Registration Statement; and

5. the Registration Rights Agreement, dated as of May 11, 2012, between Verso Paper Holdings LLC, Verso Paper Inc., the Guarantors and Citigroup Global Markets Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Goldman, Sachs & Co., as representatives of the several initial purchasers, in respect of the Secured Initial Notes and included as Exhibit 4.4 to the Registration Statement.

In addition, we have examined (i) such organizational records of the Issuers and the Guarantors as we have considered appropriate, including, as applicable, a copy of the articles of incorporation, as amended, certificate of formation, as amended, and the limited liability company operating agreement, or by-laws, as amended, of the Issuers and each Guarantor, certified by the Issuers and each Guarantor as in effect on the date of this letter, and copies of resolutions of the board of directors or other governing body, as applicable, of the Issuers and each Guarantor relating to the issuance of the Securities, certified by the Issuers and each Guarantor and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Issuers and the Guarantors made in the Documents and upon certificates of public officials and the officers of the Issuers and the Guarantors.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete. We have also assumed, without independent investigation, that (i) the Exchange Notes and the Guarantees will be issued as described in the Registration Statement and (ii) the Exchange Notes and the Guarantees will be in substantially the form attached to the Indentures and that any information omitted from such form will be properly added. We have relied, with the Issuers’ permission, upon the opinion of O’Melveny & Myers LLP, dated as of the date hereof and filed as Exhibit 5.2 to the Registration Statement, as to due authorization, execution and delivery of the Indenture and the Guarantees by the California Guarantor.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1. When duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the applicable Indenture and the applicable Registration Rights Agreement, the Exchange Notes will be valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except that the enforceability of the Exchange Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

2. When the Exchange Notes are duly issued, authenticated and delivered against the surrender and cancellation of the Initial Notes as set forth in the Registration Statement and in accordance with the terms of the applicable Indenture and the applicable Registration Rights Agreement, the Guarantees will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, except that the enforceability of the Guarantees may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

The opinions expressed above are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

SCHEDULE I

DELAWARE LLC GUARANTORS

Name	State of Incorporation / Organization

Verso Paper LLC	Delaware
Verso Androscoggin LLC	Delaware
Verso Bucksport LLC	Delaware
Verso Sartell LLC	Delaware
Verso Quinnesec LLC	Delaware
Verso Maine Energy LLC	Delaware
Verso Fiber Farm LLC	Delaware